      As filed with the Securities and Exchange Commission on May 29, 1998
                                                    Registration No. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                                   SAUER INC.
             (Exact name of Registrant as specified in its charter)
                                  ------------
Delaware                                                            36-3482074
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              2800 EAST 13TH STREET
                                AMES, IOWA 50010
                                 (515) 239-6000

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  ------------

                     SAUER INC. NON-EMPLOYEE DIRECTOR STOCK
                        OPTION AND RESTRICTED STOCK PLAN

                    SAUER INC. 1998 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plans)
                                  ------------
                               KENNETH D. MCCUSKEY
                             TREASURER AND SECRETARY
                                   SAUER INC.
                              2800 EAST 13TH STREET
                                AMES, IOWA 50010
                                 (515) 239-6364
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

                                    COPY TO:
                            JAMES W. KAPP, JR., ESQ.
                         SPENCER FANE BRITT & BROWNE LLP
                         1000 WALNUT STREET, SUITE 1400
                           KANSAS CITY, MISSOURI 64106
                                 (816) 292-8141
                                  ------------
                         CALCULATION OF REGISTRATION FEE

                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF SECURITIES             AMOUNT               OFFERING PRICE             AGGREGATE                   AMOUNT OF
       TO BE REGISTERED      TO BE REGISTERED(1)(2)        PER SHARE(3)          OFFERING PRICE(3)           REGISTRATION FEE
Common Stock, $.01 par              2,650,000              $16.6875              $44,221,875.00                $13,045.46
value per share

(1) 250,000 shares of Sauer Inc. Common Stock, par value $.01 per share (the "Shares"), are being registered pursuant to the Sauer Inc. Non-Employee Director Stock Option and Restricted Stock Plan and 2,400,000 Shares are being registered pursuant to the Sauer Inc. 1998 Long-Term Incentive Plan

(2) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c), based on the average of the high and low prices per share of the Shares as reported by the New York Stock Exchange on May 26, 1998.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         Sauer Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the
Commission:

         (a) The Registrant's final prospectus dated May 11, 1998, as filed with the Commission pursuant to Rule 424(b) of the Securities Act, which contains audited financials for the fiscal year ended December 31, 1997;

         (b) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 7, 1998.

         In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable. (The Common Stock is registered under Section 12 of the Exchange Act.)

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Company eliminates the personal liability of directors to the fullest extent permitted by Delaware law.

         Section 145 of the DGCL ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         With respect to a actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

         Article Ninth of the Restated Certificate of Incorporation of the Company provides for the indemnification of officers and directors and certain other parties of the Company to the fullest extent permitted by law. In addition, the Company has entered into Indemnification Agreements with its directors and certain officers pursuant to which the Company generally is obligated to indemnify its directors and officers to the maximum extent permitted by law. The Company also maintains directors and officers liability insurance.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         Reference is made to the Exhibit Index filed herewith.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                           Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ames, State of Iowa, on the 29th day of May, 1998.

                                             SAUER INC.


                                             By: /s/ Kenneth D. McCuskey
                                                 ------------------------------
                                             Name:  Kenneth D. McCuskey
                                             Title:  Treasurer and Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Tonio P. Barlage and Kenneth D. McCuskey, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments and supplements, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                         Title                         Date
--------------------------------------------------------------------------------


/s/ Klaus H. Murmann
-------------------------          Chairman and Chief           5/29/98
Klaus H. Murmann                   Executive Officer and
                                   Director (Principal
                                   Executive Officer)
/s/ Tonio P. Barlage
-------------------------          President and Chief          5/25/98
Tonio P. Barlage                   Operating Officer and
                                   Director
/s/ David L. Pfeifle
-------------------------          Executive Vice President     5/28/98
David L. Pfeifle                   and Director

/s/ Nicola Keim                                                 5/27/98
-------------------------          Director
Nicola Keim

/s/ Johannes F. Kirchhoff
-------------------------          Director                     5/29/98
Johannes F. Kirchhoff

/s/ Sven Murmann
-------------------------          Director                     5/28/98
Sven Murmann

/s/ Agustin A. Ramirez
------------------------            Director                    5/26/98
Agustin A. Ramirez

/s/ Richard M. Schilling
------------------------            Director                    5/28/98
Richard M. Schilling

/s/ Kenneth D. McCuskey
------------------------            Treasurer and Secretary     5/29/98
Kenneth D. McCuskey                 (Principal Accounting
                                    Officer)

                                   SAUER INC.

                                  EXHIBIT INDEX

Exhibit
Number                              Description

4.1 Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(c) to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-48299) filed with the Commission on April 23, 1998).

4.2 Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-48299) filed with the Commission on March 20, 1998).

4.3 Form of Certificate of the Common Stock of the Registrant (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-48299) filed with the Commission on April 23, 1998).

4.4      Sauer Inc. 1998 Long-Term Incentive Plan.

4.5      Sauer Inc. Non-Employee Director Stock Option and Restricted Stock
         Plan.

5.1 Opinion of Spencer Fane Britt & Browne LLP regarding the validity of the Common Stock.

23.1     Consent of Arthur Anderson LLP.

23.3     Consent of Spencer Fane Britt & Browne LLP (included in Exhibit 5.1).

24.1     Power of Attorney (included in Signature Page).